Exhibit 5.1 and 23.1

[WILLIAMS MULLEN LETTERHEAD]

April 29, 2004

Board of Directors

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form SB-2 (the “Registration Statement”) filed by Millennium Bankshares Corporation (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of 986,381 shares of the Company’s Common Stock, par value $5.00 per share (the “Shares”). The Shares are in addition to the 4,140,000 shares of the Company’s Common Stock registered on a Registration Statement on Form SB-2, File No. 333-112385, filed by the Company on January 30, 2004, as amended on March 26, 2004 and declared effective April 28, 2004. The Shares are to be sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) filed as an exhibit to the March 26, 2004 amendment to the Registration Statement.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that, when the Shares have been sold and duly delivered against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Very Truly Yours,

WILLIAMS MULLEN

By:	/s/ JOHN M. OAKEY, III

John M. Oakey, III, a Shareholder

A Professional Corporation

VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

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804.783.6507 www.williamsmullen.com